Exhibit 99.4

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Zillow, Inc. (“Zillow”) and StreetEasy, Inc., formerly known as NMD Interactive, Inc., d/b/a StreetEasy (“StreetEasy”) after giving effect to Zillow’s acquisition of StreetEasy (“the Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The effective date of the Acquisition was August 26, 2013.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is presented as if the Acquisition occurred on June 30, 2013. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2013 is presented as if the Acquisition had taken place on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is presented as if the Acquisition had taken place on January 1, 2012.

The preliminary purchase price allocation used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by the Company, and we considered or relied in part on the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change during the measurement period (up to one year from the Acquisition date) as Zillow finalizes the valuations of certain intangible assets acquired and goodwill recorded in connection with the Acquisition.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Zillow that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Zillow. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that Zillow may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Zillow included in the annual report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2013, the subsequent quarterly reports on Form 10-Q filed with the SEC, and in conjunction with the historical financial statements of StreetEasy included in Exhibits 99.2 and 99.3 of this Form 8-K/A.

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2013

(in thousands, except share data)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Zillow	StreetEasy	(Note 3)		Combined
Assets
Current assets:
Cash and cash equivalents	$131,552	$3,346	$(51,609)	(A)	$83,289
Short-term investments	38,138	—	—		38,138
Accounts receivable, net	13,083	810	—		13,893
Prepaid expenses and other current assets	3,081	260	—		3,341
Deferred tax assets	—	304	(304)	(B)	—

Total current assets	185,854	4,720	(51,913)		138,661
Long-term investments	38,368	—	—		38,368
Property and equipment, net	19,117	1,182	—		20,299
Goodwill	54,284	—	39,491	(C)	93,775
Intangible assets, net	19,597	—	11,600	(D)	31,197
Deferred tax assets	—	116	(116)	(B)	—
Other assets	312	144	—		456

Total assets	$317,532	$6,162	$(938)		$322,756

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,817	$160	$—		$5,977
Accrued expenses and other current liabilities	3,473	246	360	(E)	4,079
Accrued compensation and benefits	3,853	—	—		3,853
Deferred revenue	9,308	303	(265)	(F)	9,346
Deferred rent, current portion	149	40	—		189

Total current liabilities	22,600	749	95		23,444
Deferred rent, net of current portion	3,308	102	—		3,410
Commitments and contingencies
Shareholders’ equity	291,624	5,311	(1,033)	(G)	295,902

Total liabilities and shareholders’ equity	$317,532	$6,162	$(938)		$322,756

See accompanying notes to unaudited pro forma condensed combined financial statements.

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2013

(in thousands, except per share data)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Zillow	StreetEasy	(Note 3)		Combined
Revenue	$85,886	$3,406	$—		$89,292
Costs and expenses:
Cost of revenue (exclusive of amortization)	8,424	367	—		8,791
Sales and marketing	52,718	856	159	(H)	53,733
Technology and development	21,682	758	1,292	(I)	23,732
General and administrative	17,211	1,143	92	(J)	18,446

Total costs and expenses	100,035	3,124	1,543		104,702

Income (loss) from operations	(14,149)	282	(1,543)		(15,410)
Other income	170	10	—		180

Income (loss) before income taxes	(13,979)	292	(1,543)		(15,230)
Income tax expense	—	114	(114)	(K)	—

Net income (loss)	$(13,979)	$178	$(1,429)		$(15,230)

Net income (loss) per share — basic and diluted	$(0.41)				$(0.45)
Weighted-average shares outstanding — basic and diluted	34,164				34,164

See accompanying notes to unaudited pro forma condensed combined financial statements.

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(in thousands, except per share data)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Zillow	StreetEasy	(Note 3)		Combined
Revenue	$116,850	$5,697	$—		$122,547
Costs and expenses:
Cost of revenue (exclusive of amortization)	14,043	447	—		14,490
Sales and marketing	49,105	911	52	(H)	50,068
Technology and development	26,614	1,212	2,366	(I)	30,192
General and administrative	21,291	1,703	33	(J)	23,027

Total costs and expenses	111,053	4,273	2,451		117,777

Income (loss) from operations	5,797	1,424	(2,451)		4,770
Other income	142	28	—		170

Income (loss) before income taxes	5,939	1,452	(2,451)		4,940
Income tax expense	—	662	(662)	(K)	—

Net income (loss)	$5,939	$790	$(1,789)		$4,940

Net income (loss) per share — basic	$0.20				$0.16
Net income (loss) per share — diluted	$0.18				$0.15
Weighted-average shares outstanding — basic	30,194				30,194
Weighted-average shares outstanding — diluted (Note 4)	32,709		25		32,734

See accompanying notes to unaudited pro forma condensed combined financial statements.

ZILLOW, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2013, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 are based on the historical financial statements of Zillow, Inc., a Washington corporation (“Zillow”), and StreetEasy, Inc., formerly known as NMD Interactive, Inc., d/b/a StreetEasy, a Delaware Corporation (“StreetEasy”), after giving effect to Zillow’s acquisition of StreetEasy (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform the accounting policies of StreetEasy to Zillow’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is presented as if the Acquisition occurred on June 30, 2013. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2013 is presented as if the Acquisition had taken place on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is presented as if the Acquisition had taken place on January 1, 2012.

The preliminary purchase price allocation used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by the Company, and we considered or relied in part on the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change during the measurement period (up to one year from the Acquisition date) as the Company finalizes the amount of goodwill recorded in connection with the Acquisition, which may be impacted by an adjustment in StreetEasy’s Acquisition date working capital.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Zillow that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Zillow. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that Zillow may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Zillow included in the annual report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2013, the subsequent quarterly reports on Form 10-Q filed with the SEC, and in conjunction with the historical financial statements of StreetEasy included in Exhibits 99.2 and 99.3 of this Form 8-K/A.

Note 2. StreetEasy Acquisition

On August 26, 2013, Zillow, through its wholly owned subsidiary, Strawberry Acquisition, Inc., a Delaware corporation (“Merger Sub”), consummated its acquisition of StreetEasy, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Zillow, StreetEasy, Merger Sub and Shareholder Representative Services LLC, acting as the stockholder representative, dated August 16, 2013. Under the terms and subject to the conditions of the Merger Agreement, Merger Sub merged with and into StreetEasy with StreetEasy remaining as the surviving company and a wholly owned subsidiary of Zillow (the “Merger”).

The total Merger consideration payable to StreetEasy equity holders is approximately $50 million in cash, less certain transaction expenses and as adjusted at closing based on StreetEasy’s net working capital, cash and debt. All vested options to purchase shares of StreetEasy’s common stock were cancelled and, in settlement of such cancellation, the holders of such options were entitled to receive cash payments representing a portion of the Merger consideration as described in the Merger Agreement. A portion of the Merger consideration has been attributed to the substitution of unvested stock options of StreetEasy outstanding as of the closing for stock options to purchase shares of Zillow’s Class A common stock at an exchange ratio implied by the Merger consideration as described in the Merger Agreement. In connection with the closing, $5 million of the Merger consideration otherwise payable to StreetEasy stockholders and holders of vested stock options has been deposited in a third-party escrow account to secure certain indemnification obligations of those equity holders.

Zillow’s acquisition of StreetEasy has been accounted for as a business combination, and assets acquired and liabilities assumed were recorded at their estimated fair values as of August 26, 2013. Goodwill as of the Acquisition date is measured as the excess of consideration transferred, which is also measured at fair value, and the net of the Acquisition date fair values of the assets acquired and the liabilities assumed. The preliminary purchase price is $48.7 million, reflecting the cash amount paid for the outstanding stock of StreetEasy, the payment of certain transaction costs and expenses incurred by StreetEasy, the cash payments for the cancellation of all vested options to purchase shares of StreetEasy’s common stock, and substituted unvested stock options attributable to pre-combination service, as summarized in the following table (in thousands):

Cash payable for the outstanding stock of StreetEasy	$43,345
Cash payable for the cancellation of vested options to purchase shares of StreetEasy’s common stock	2,989
Certain transaction expenses and other costs incurred by StreetEasy	1,929
Substituted unvested stock options attributable to pre-combination service	430

Total preliminary purchase price	$48,693

The fair value of StreetEasy’s unvested stock options substituted in connection with the Acquisition that relate to post-combination service will be recorded by Zillow as share-based compensation expense over the related vesting periods. The share-based compensation expense related to unvested stock options substituted is estimated at the date of grant using the Black-Scholes-Merton option-pricing model, assuming no dividends, expected volatility of 54%, a risk-free interest rate of 1.27%, and an expected life of 4.58 years. The expense related to the unvested stock options is recognized ratably over the vesting period of the award.

Intangible assets acquired consisted of the following (in thousands):

		Amortization Period (in years)
Developed technology	$4,500	5
Customer relationships	4,900	5
Trademarks	2,200	5

Total intangible assets acquired	$11,600

The preliminary estimated fair value of the intangible assets acquired was determined by Zillow, and we considered or relied in part upon a valuation report of a third-party expert. We used a cost approach to measure the fair value of the developed technology based on the estimated cost to recreate the technology. We used an income approach to measure the fair value of the customer relationships based on the excess earnings method, whereby the fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. We used an income approach to measure the fair value of the trademarks based on the relief-from-royalty method. These fair value measurements were based on Level 3 measurements under the fair value hierarchy.

Net tangible assets were valued at their respective carrying amounts, as we believe that these amounts approximate their current fair values.

The total purchase consideration has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the Acquisition date. The purchase price allocation is preliminary and subject to revision as more information becomes available but will not be revised beyond twelve months after the Acquisition date. Based upon a preliminary valuation, the total preliminary purchase price allocation is follows (in thousands):

Goodwill	$39,491
Identifiable intangible assets	11,600
Net tangible assets	1,450
Deferred tax assets	420
Deferred income tax liability	(4,268)

Total preliminary purchase price allocation	$48,693

Note 3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A) To record the following adjustments to cash and cash equivalents (in thousands):

To record cash payable for the outstanding stock of StreetEasy	$(43,345)
To eliminate StreetEasy’s cash and cash equivalents per the terms of the Merger Agreement	(3,346)
Cash payable for the cancellation of vested options to purchase shares of StreetEasy’s common stock	(2,989)
Certain transaction expenses and other costs incurred by StreetEasy	(1,929)

Total adjustments to cash and cash equivalents	$(51,609)

(B) To eliminate StreetEasy’s deferred tax assets, as Zillow has generated historical pretax losses resulting in substantial net operating loss carryforwards, which generally have been offset by a full valuation allowance.

(C) To record the preliminary fair value of goodwill related to the Acquisition, including the impact of an adjustment for $4.3 million to record a deferred tax liability for the book versus tax differences attributable to the identifiable intangible assets described in note (D) below.

(D) To record the preliminary fair value of intangible assets related to the Acquisition.

The following table summarizes the preliminary fair value of the intangible assets acquired and the related amortization expense for the six months ended June 30, 2013 and for the year ended December 31, 2012 (in thousands):

	Preliminary Fair Value	Six Months Ended June 30, 2013*	Year Ended December 31, 2012*	Amortization Period (in years)
Developed technology	$4,500	$450	$900	5
Customer relationships	4,900	490	980	5
Trademarks	2,200	220	440	5

Total	$11,600	$1,160	$2,320

*	Pro forma amortization expense is calculated herein using the straight-line method.

(E) To record non-recurring acquisition-related costs incurred by Zillow in connection with the Acquisition.

(F) To record the difference between the preliminary fair value and the historical carrying amount of the deferred revenue of StreetEasy. The preliminary fair value represents an amount equivalent to the estimated cost directly related to fulfilling the obligation plus a normal profit margin to perform the services.

(G) To record the following adjustments to shareholders’ equity (in thousands):

To eliminate the historical stockholders’ equity of StreetEasy	$ (5,311)
To record a deferred tax liability for the book versus tax differences attributable to the identifiable intangible assets*	4,268
To record the estimated fair value of consideration related to substituted unvested stock options attributable to pre-combination service	430
To eliminate StreetEasy’s deferred tax assets**	(420)

Total adjustments to shareholders’ equity	$(1,033)

*	The deferred tax impact was calculated assuming a tax rate of 36.8%. The Company has not reflected any tax effect in the statements of operations from the pro forma adjustments because of the historical pretax losses generated by Zillow resulting in substantial net operating loss carryforwards, which generally have been offset by a full valuation allowance.
**	See (B) above.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(H) To record the following adjustments to sales and marketing expense (in thousands):

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
To record share-based compensation expense related to unvested stock options substituted*	$159	$52

Total adjustments to sales and marketing expense	$159	$52

*	The pro forma adjustment for unvested stock options substituted represents the difference between StreetEasy’s historical share-based compensation expense and the estimated share-based compensation expenses as if the Acquisition would have occurred as of the beginning of each of the periods presented.

(I) To record the following adjustments to technology and development expense (in thousands):

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
To record amortization expense related to intangible assets acquired*	$1,160	$2,320
To record share-based compensation expense related to unvested stock options substituted**	132	46

Total adjustments to technology and development expense	$1,292	$2,366

*	See (D) above.
**	See (H) above.

(J) To record the following adjustments to general and administrative expense (in thousands):

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
To record share-based compensation expense related to unvested stock options substituted*	$92	$33

Total adjustments to general and administrative expense	$92	$33

*	See (H) above.

(K) To eliminate StreetEasy’s income tax expense, as Zillow has generated historical pretax losses resulting in no income tax expense for Zillow.

In September 2013, pursuant to the terms of a Restricted Stock Unit Award Notice and Restricted Stock Unit Agreement entered into between Zillow and a co-founder of StreetEasy, Zillow granted to the co-founder restricted stock units for 26,000 shares of our Class A common stock. One twelfth of each restricted stock unit award will vest on each one-month anniversary of the vesting commencement date of September 20, 2013, subject to the recipient’s continued full-time employment or service to Zillow. In the event of termination of service during the first six months of employment by Zillow without cause or upon the resignation by such co-founder of StreetEasy for good reason, 13,000 of the restricted stock units, less the number of restricted stock units that already vested prior to termination, will become vested units, and such co-founder of StreetEasy will be entitled to receive one share of Zillow’s Class A common stock for each then outstanding unit. The grant date fair value of the restricted stock units is approximately $2.3 million. A pro forma adjustment related to the share-based compensation expense associated with this award has not been included in the unaudited pro forma condensed combined statements of operations, as the share-based compensation expenses is a nonrecurring charge.

Note 4. Pro Forma Net Income (Loss) Per Share

The basic and diluted pro forma net income (loss) per share are based on the weighted average number of shares of Zillow outstanding and adjusted for the estimated common stock dilution under the treasury stock method for the StreetEasy stock options substituted.

For the six months ended June 30, 2013, the following Class A common stock equivalents were excluded from the calculation of diluted pro forma net loss per share because their effects would have been antidilutive, including 25,385 shares underlying substituted stock option issued in connection with the Acquisition (in thousands):

Class A common stock issuable upon the exercise of stock options	2,924
Class A common stock underlying Zillow’s unvested restricted stock awards	78
Class A common stock underlying Zillow’s unvested restricted stock units	102

Total Class A common stock equivalents	3,104

For the year ended December 31, 2012, the following Class A common stock equivalents were included in the computation of diluted pro forma net income per share because their effects would have been dilutive, including 25,385 shares underlying substituted stock option issued in connection with the Acquisition (in thousands):

Class A common stock issuable upon the exercise of stock options	2,494
Class A common stock underlying Zillow’s unvested restricted stock awards	46

Total Class A common stock equivalents	2,540